Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

International Battery Metals Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid	Equity	Common shares, no par value	457(c)	93,481,739	(1)	$0.2331	(2)	$21,790,593	$0.00015310	$3,336.14	(3)
Fees Previously Paid	Equity	Warrants to purchase common shares	457(g)	39,219,779	(4)	$0.7338	(5)	$28,779,474	$0.00015310	$4,406.05
	Total Offering Amounts							50,570,067		$7,742.19
	Total Fees Previously Paid									$7,742.19
	Total Fee Offsets									N/A
	Net Fee Due									$0

(1)	The number of common shares being registered includes the resale of up to 93,481,739 common shares held by the selling shareholders, consisting of (i) 54,261,960 shares of common stock issued in a private placement and (ii) 39,219,779 common shares issuable upon the exercise of warrants.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is $0.2331, which is the average of the high and low prices of the common shares on the OTCQB of the OTC Markets Group, Inc. on July 28, 2025.
(3)	A registration fee of $10,921.30 was previously paid by the Registrant in connection with the initial filing of the Registration Statement, as filed with the Securities and Exchange Commission on April 17, 2025, which provided for the registration of 111,256,290 Common shares. The number of Common shares being registered pursuant to the Registration Statement is being decreased, by amendment, to 93,481,739 shares.
(4)	The amount includes 39,219,779 warrants issued in a private placement.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended, based on the price at which the warrants may be exercised.